EXHIBIT 2.1
Page 1
Delaware
The First State
I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "POWER ULTRA INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF NOVEMBER, A.D. 2025, AT 9:27 O'CLOCK A.M.
10411985 8100 SR# 20254637997	/s/ Charuni Patibanda-Sanchez Charuni Patibanda-Sanchez, Secretary of State Authentication: 205403543 Date: 11-22-25
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 09:27 AM 11/21/2025 FILED 09:27 AM 11/21/2025 SR 20254637997 - File Number 10411985
STATE OF DELAWARE
CERTIFICATE OF INCORPORATION
A STOCK CORPORATION
The undersigned Incorporator, desiring to form a corporation under pursuant to the General Corporation Law of the State of Delaware, hereby certifies as follows:
1.	The name of the Corporation is Power Ultra Inc.
2.	The Registered Office of the corporation in the State of Delaware is located at 8 The Green STE A (street), in the City of Dover, County of Kent, Zip Code 19901. The name of the Registered Agent at such address upon whom process against this corporation may be served is A Registered Agent, Inc.
3.	The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
4.	The total amount of stock this corporation is authorized to issue is 1,000,000,000 shares (number of authorized shares) with a par value of $0.0001 per share.
5.	The name and mailing address of the incorporator are as follows:
	Name	Cheung Siu Chung
	Mailing Address	31916 Del Cielo Este Apt.29 Bonsall, California, Zip Code 92003-3920
By:	/s/ Cheung Siu Chung
Incorporator
Name: Cheung Siu Chung
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